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                                                                      EXHIBIT 11


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-58125) of our report dated February 9, 1998 on our audit of the financial statements and financial highlights of Warburg, Pincus Trust (International Equity Portfolio, Small Company Growth Portfolio, Post-Venture Capital Portfolio and Growth & Income Portfolio), which report is included in the Annual Report to Shareholders for the year ended December 31, 1997. We also consent to the inclusion of our report dated February 9, 1998 of our audit of the statement of assets and liabilities of the Warburg, Pincus Trust Emerging Markets Portfolio as of December 31, 1997. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectuses and under the caption "Independent Accountants and Counsel" in the Statement of Additional Information.

/s/Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 1, 1998